Exhibit 10.1

FOURTH AMENDMENT TO FORBEARANCE AGREEMENT

This Fourth Amendment to Forbearance Agreement, dated as of January 31, 2020 (this “Agreement”) is among KEY ENERGY SERVICES, INC., a Delaware corporation (the “Company”), KEY ENERGY SERVICES, LLC, a Texas limited liability company (“Key Energy LLC”, and together with the Company, collectively, “Borrowers” or “Borrower”), Lenders party to this Agreement and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), which amends that certain Forbearance Agreement, dated as of October 29, 2019, as amended by the Amendment to Forbearance Agreement, dated as of December 6, 2019, the Second Amendment to Forbearance Agreement and Amendment No. 2 to Loan Agreement, dated as of December 20, 2019 and the Third Amendment to Forbearance Agreement, dated as of January 10, 2020 (as amended, the “Forbearance Agreement”), by and among the Borrowers, the Administrative Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrowers, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Loan and Security Agreement dated as of December 15, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement or the Forbearance Agreement, as applicable);

WHEREAS, Borrowers, the Lenders and the Administrative Agent are parties to the Forbearance Agreement, pursuant to which the Lenders and the Administrative Agent agreed to forbear from exercising certain default-related rights and remedies against Borrowers and the other Obligors with respect to the Specified Defaults during the Forbearance Period;

WHEREAS, on January 24, 2020, Borrowers and certain parties to the Term Loan Credit Agreement entered into that certain Restructuring Support Agreement (as amended, modified or supplemented from time to time, the “RSA”), pursuant to which, among other things, the parties thereto have agreed to (i) extend the forbearance period under the Term Loan Forbearance Agreement until the date on which the RSA has been validly terminated in accordance with its terms and (ii) use their respective commercially reasonable best efforts to consummate the Restructuring (as defined therein);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to amend the Forbearance Agreement to extend the Forbearance Period set forth therein; and

WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendment on terms and subject to conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1. Amendment. Subject to the satisfaction of the conditions set forth in Section 3 hereof:

1.1 The Recitals to the Forbearance Agreement are hereby amended and restated to read in their entirety as follows:

“RECITALS

WHEREAS, Borrowers, the Lenders and the Administrative Agent are parties to the Loan Agreement;

WHEREAS, the Company has not made the interest payment due on October 18, 2019 in a timely manner in accordance with the Term Loan Credit Agreement (the “Original Term Loan Event of Default”);

WHEREAS, on January 24, 2020, Borrowers and certain other parties to the Term Loan Credit Agreement entered into a Restructuring Support Agreement (hereinafer referred to as the “RSA”) pursuant to which, among other things, the Term Loan Forbearance Agreement (as defined below) has been revised to add as additional “Specified Defaults” thereunder such additional “Defaults” and/or “Events of Defaults” under the Term Loan Credit Agreement that are specified in Section 9(b)(ii) of the RSA as such Section is in effect on January 31, 2020 (such “Defaults” and “Events of Default” are referred to herein as the “Additional Term Loan Events of Default”);

WHEREAS, the Original Term Loan Event of Default and Additional Term Loan Events of Default give rise to an immediate Event of Default pursuant to Section 12.1(f) of the Loan Agreement (collectively, the “Specified Defaults”);

WHEREAS, Borrowers have requested that during the Forbearance Period (as hereinafter defined), the Administrative Agent and the Lenders party hereto (sometimes referred to herein individually as a “Lender Party,” and collectively as the “Lender Parties”) agree to forbear from exercising any of their Default or Event of Default related rights and remedies against Borrowers and the other Loan Parties solely with respect to the Specified Defaults in accordance herewith that would otherwise be exercisable by the Lender Parties but for this Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Parties are willing to agree to such a forbearance but only on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:”

1.2 The last sentence of Section 3(a) of the Forbearance Agreement is hereby amended and restated to read in its entirety as follow:

“As used herein, the term “Forbearance Period” shall mean the period beginning on the date hereof and ending on the earliest of (i) a Forbearance Termination Event (as defined below), (ii) February 28, 2020 and (iii) the date on which the RSA is validly terminated in accordance with Section 8 thereof; provided that, notwithstanding anything to the contrary herein, the Forbearance Period shall terminate automatically and without notice of termination immediately upon (A) the occurrence of an Event of Default of the type set forth in Section 12.1(h) of the Loan Agreement, or (B) the termination or expiration of any other forbearance granted by another creditor pursuant to the Term Loan Forbearance Agreement (as defined below).”

2. No Other Amendments or Waivers.

This Agreement, and the terms and provisions hereof, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the forbearance expressly set forth in Section 3 of the Forbearance Agreement (as amended hereby), the Loan Agreement shall remain unchanged and in full force and effect. Except as expressly set forth in Section 3 of the Forbearance Agreement (as amended hereby), the execution, delivery, and performance of this Agreement shall not operate as a waiver of or as an amendment of, any right, power, or remedy of Administrative Agent or the Lenders under the Loan Agreement or any of the other Loan Documents as in effect prior to the date hereof, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance under the Loan Agreement or other Loan Documents, and shall not operate as a consent to any further or other matter, under the Loan Documents.

3. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on the date hereof:

3.1 Execution of Agreement. Each Obligor, Administrative Agent and the Required Lenders shall have duly executed and delivered this Agreement.

3.2 Restructuring Support Agreement. The RSA has been executed and delivered by all requisite parties thereto.

3.3 Accuracy of Representations and Warranties. All representations and warranties contained in Section 4 hereof shall be true and correct in all respects.

4. Representations and Warranties. Each Obligor hereby jointly and severally represents and warrants to Administrative Agent and Lenders, that

4.1 the execution, delivery and performance by the Obligors of this Agreement:

(a) are within each Obligor’s corporate, limited liability company or partnership powers, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, and, if required, equity holder action (including, without limitation, any action required to be taken by any class of directors or other governing body of any Obligor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the execution, delivery and performance by the Obligors of this Agreement);

(b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of any Obligor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or could not reasonably be expected to have a Material Adverse Effect,

(c) will not violate any Sanctions and Applicable Law or any Organic Documents of any Obligor or any Restricted Subsidiary, or any order of any Governmental Authority,

(d) will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by any Obligor or any Restricted Subsidiary and

(e) will not result in the creation or imposition of any Lien on any Property of any Obligor or any Restricted Subsidiary (other than the Liens created by the Loan Documents);

4.2 this Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

4.3 no Default or Event of Default (other than any Specified Default) has occurred and is continuing and

4.4 Borrowers have delivered to the Administrative Agent on the date hereof an executed copy of the RSA, which is a true and complete executed copy thereof.

5. Reaffirmation. Each of the Obligors hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect. Each Obligor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

6. Miscellaneous.

6.1 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

6.2 Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

6.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

6.4 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties and their respective successors and assigns.

6.5 References. Any reference to the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

6.6 Loan Document. This Agreement shall be deemed to be and shall constitute a Loan Document.

6.7 Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Loan Agreement. The Loan Agreement and each of the Loan Documents remain in full force and effect.

6.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

6.9 Counterparts; Execution. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Administrative Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

KEY ENERGY SERVICES, INC.

By	/s/ J. Marshall Dodson
Name: J. Marshall Dodson
Title: Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer

KEY ENERGY SERVICES, LLC.

By	/s/ J. Marshall Dodson
Name: J. Marshall Dodson
Title: Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer

[Signature Page to Fourth Amendment to Forbearance Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and a Lender

By	/s/ Ajay Jagsi
Name: Ajay Jagsi
Title: Vice President

[Signature Page to Fourth Amendment to Forbearance Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ William M. Plough
Name: William M. Plough
Title: Vice President

[Signature Page to Fourth Amendment to Forbearance Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By	/s/ Maria Levy
Name: Maria Levy
Title: Vice President

By	/s/ Michael L. Zion
Name: Michael L. Zion
Title: Vice President

[Signature Page to Fourth Amendment to Forbearance Agreement]